UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2021

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Restatement of Credit Agreement

On September 30, 2021, Leggett & Platt, Incorporated (the “Company,” “us,” or “we”) entered into an Amendment Agreement among us, JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), and the Lenders with Commitments listed below which adopted the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”). The Credit Agreement is a five-year multi-currency credit facility providing us the ability, from time to time, to borrow, repay and re-borrow up to $1.2 billion until the maturity date, at which time our ability to borrow under the Credit Agreement will terminate. The Credit Agreement amends and restates the Third Amended and Restated Credit Agreement, dated as of December 12, 2018 among us, JPMorgan and the Lenders named therein, filed December 14, 2018 as Exhibit 10.1 to our Form 8-K, as amended by Amendment No. 1 to the Third Amended and Restated Credit Agreement, dated as of May 6, 2020, filed May 7, 2020 as Exhibit 10.1 to our Form 8-K. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The material amendments to the Credit Agreement included:

(1) Maturity Date of Credit Agreement Extended. The maturity date under our senior unsecured Revolving Facility under the Credit Agreement (the “Revolving Facility”) was extended from January 3, 2024 to September 30, 2026.

(2) Commitments under Revolving Facility Changed. The Revolving Commitments under the Revolving Facility were changed as follows:

Lenders	Prior Revolving Commitments	New Revolving Commitments
JPMorgan Chase Bank, N.A.	$173,128,342.24	$155,000,000
Wells Fargo Bank, National Association	$128,114,973.27	$130,000,000
U.S. Bank National Association	$128,114,973.27	$130,000,000
MUFG Bank, Ltd.	$128,114,973.27	$130,000,000
Bank of America, N.A.	$128,114,973.27	$130,000,000
PNC Bank, National Association	$91,764,705.88	$105,000,000
Truist Bank[1]	$—	$105,000,000
BMO Harris Bank, N.A.	$63,529,411.76	$75,000,000
The Toronto Dominion Bank	$63,529,411.76	$75,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$63,529,411.76	$75,000,000
Svenska Handelsbanken AB (PUBL) New York Branch	$45,000,000.00	$45,000,000
Arvest Bank	$31,764,705.88	$45,000,000
SunTrust Bank[1]	$91,764,705.88	$—
Branch Bank and Trust Company[1]	$63,529,411.76	$—

Total	$1,200,000,000	$1,200,000,000

[1]	SunTrust Bank and Branch Bank and Trust Company merged December 6, 2019. The combined Lender is Truist Bank.

As of the date of this Form 8-K, there was no Borrowing under the Revolving Facility. The Credit Agreement serves as support for our $1.2 billion commercial paper program.

(3) Tranche A Term Facility Eliminated. Prior to the amendment, the Credit Agreement contained a senior unsecured “Tranche A Term Facility” in the aggregate principal amount of $500 million. The Tranche A Term Facility was eliminated. The Lenders were obligated to extend credit under the Tranche A Term Facility in the amounts listed below. We made a one-time draw under the Tranche A Term Facility on January 16, 2019 in the maximum amount of $500 million to finance, in part, our acquisition of Elite Comfort Solutions, Inc. The Tranche A Term Facility loan or “Term Loan A” ranked equally with all our other unsecured and unsubordinated indebtedness, was available only in U.S. Dollars, and required us to pay interest at time intervals based upon the selected interest rate and selected interest period. Under the Term Loan A, we were required to pay

(i) $12.5 million of principal payments each quarter (on the last day of March, June, September and December) and (ii) the remaining outstanding principal under the Term Loan A upon the stated maturity date of January 3, 2024. We prepaid the outstanding amount under the Term Loan A on August 31, 2021. Amounts borrowed under the Term Loan A that were repaid or prepaid could not be reborrowed. There were no penalties for early repayment under the Term Loan A. The Term Loan A had customary default and acceleration provisions including those applicable to our breach of representations or warranties, our noncompliance with covenants, or our failure to timely pay all principal, interest and fees.

Prior to the amendment, the Tranche A Term Facility had Commitments for each Lender as follows:

Lenders	Former Tranche A Term Facility Commitments
JPMorgan Chase Bank, N.A.	$76,871,657.76
Wells Fargo Bank, National Association	$56,885,026.73
U.S. Bank National Association	$56,885,026.73
MUFG Bank, Ltd.	$56,885,026.73
Bank of America, N.A.	$56,885,026.73
SunTrust Bank[1]	$38,235,294.12
PNC Bank, National Association	$38,235,294.12
BMO Harris Bank, N.A.	$26,470,588.24
The Toronto Dominion Bank	$26,470,588.24
Branch Bank and Trust Company[1]	$26,470,588.24
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$26,470,588.24
Svenska Handelsbanken AB (PUBL) New York Branch	$—
Arvest Bank	$13,235,294.12

Total	$500,000,000.00

[1]	SunTrust Bank and Branch Bank and Trust Company merged December 6, 2019. The combined Lender is Truist Bank.

(4) Increase in Accordion Feature for Incremental Revolving Commitments and Incremental Term Loans. Prior to the amendment, the Credit Agreement contained an “accordion feature” providing for the incremental increase of borrowing capacity under the Revolving Facility and an Incremental Term Loan in an amount up to $500 million in addition to the $1.2 billion Revolving Commitments and the former $500 million Tranche A Term Facility upon the request of the Company subject to the Lenders’ consents (i.e. up to an aggregate borrowing capacity of $2.2 billion, subject to covenant limitations). This accordion feature was amended to provide for an increase in incremental borrowing capacity under the Revolving Facility and an Incremental Term Loan of up to $600 million in addition to the borrowing capacity under the $1.2 billion Revolving Commitments upon request of the Company subject to the Lenders’ consents (i.e. up to an aggregate borrowing capacity of $1.8 billion, subject to covenant limitations).

(5) Financial Covenant Changed. Prior to the amendment, the Company was required to maintain a Leverage Ratio of (i) Consolidated Funded Indebtedness (minus Unrestricted Cash) to (ii) Consolidated EBITDA for the four consecutive trailing fiscal quarters, of not more than 3.75 to 1.00 on September 30, 2021, with a step-down to not more than 3.25 to 1.00 as of December 31, 2021 and each fiscal quarter end date thereafter. The amended Leverage Ratio covenant requires the Company to maintain as of the last day of each fiscal quarter (i) Consolidated Funded Indebtedness minus the lesser of: (A) Unrestricted Cash, or (B) $750 million to (ii) Consolidated EBITDA for the four consecutive trailing quarters, such ratio not being greater than 3.50 to 1.00, provided, however, subject to certain limitations, if the Company has made a Material Acquisition in any fiscal quarter, at the Company’s election, the maximum Leverage Ratio shall be 4.00 to 1.00 for the fiscal quarter during which such Material Acquisition is consummated and the next three consecutive fiscal quarters.

(6) Limitation of Secured Debt Changed. Prior to the amendment, the Credit Agreement contained a covenant that limited the outstanding principal amount of Indebtedness and other monetary obligations secured by Liens to 5% of Consolidated Total Assets, which would have increased to 15% on December 31, 2021 and thereafter. The amended Credit Agreement changed this covenant to limit the outstanding principal amount of Indebtedness and other monetary obligations secured by Liens to 15% of Consolidated Total Assets.

(7) Anti-Cash Hoarding Provision Removed. Prior to the amendment, the Credit Agreement contained a provision that limited Borrowing if, at the time of the Borrowing and immediately after giving effect of such Borrowing and the use of the proceeds, the Company had a pro forma Consolidated Cash Balance in excess of the Consolidated Cash Balance Limit. The Consolidated Cash Balance Limit was generally defined as $300 million, plus (i) any payments reasonably expected to be made by the Company within five business days for trade payables, Indebtedness, taxes, payroll, or other obligations as certified in writing to JPMorgan, as the administrative agent; (ii) any amount to be used in connection with the consummation of transactions permitted by the Credit Agreement (including any Acquisition and/or the payment of any dividends or distributions) that were contemplated in good faith to be consummated within 30 business days as certified in writing to JPMorgan; and (iii) any amounts to be used for the refinancing or other payment of commercial paper. The anti-cash hoarding provision was removed.

(8) Pricing Table Changed. Prior to the amendment, the definition of Applicable Rate was as follows:

Ratings for Index Debt (S&P/Moody’s)	ABR Spread	Fixed Spread	Commitment Fee Rate
>= A+ / A1	0.000%	1.000%	0.100%
= A / A2	0.125%	1.125%	0.150%
= A- / A3	0.250%	1.250%	0.200%
= BBB+ / Baa1	0.875%	1.875%	0.250%
= BBB / Baa2	1.000%	2.000%	0.300%
< BBB / Baa2	1.500%	2.500%	0.500%

After the amendment, the definition of Applicable Rate is as follows:

Ratings for Index Debt (S&P/Moody’s)	ABR Spread	Fixed/ RFR/ CBR Spread	Commitment Fee Rate
>= A+ / A1	0.000%	0.750%	0.060%
= A / A2	0.000%	0.875%	0.070%
= A- / A3	0.000%	1.000%	0.090%
= BBB+ / Baa1	0.125%	1.125%	0.110%
= BBB / Baa2	0.250%	1.250%	0.150%
< BBB / Baa2	0.375%	1.375%	0.200%

(9) Interest Rate Floors Decreased. Pursuant to the amendment, the interest rate floor for the Alternate Base Rate (“ABR”) was decreased from 2% to 1%. Also, interest rate floors for the Canadian Dollar Offered Rate (“CDOR”) Screen Rate and the London Interbank Offered (“LIBO”) Screen Rate were decreased from 1% to 0%. All other interest rate floors in the Credit Agreement, including interpolated rates, were set at 0.00%.

(10) Benchmark Replacement Mechanism Added. Pursuant to the amendment, provisions were added for the replacement of any Benchmark for an applicable currency upon a Benchmark Transition Event, Early Opt-in Election or Other Benchmark Rate Election (each as defined in the Credit Agreement) where certain interest rate Benchmarks (including the LIBO Rate, the EURIBOR Rate, the CDOR Rate, the Peso Rate and the Daily Simple RFR) would be replaced with an applicable Benchmark Replacement (as defined in the Credit agreement).

General Terms under the Credit Agreement

The Company may elect the type of Borrowing under the Credit Agreement, which determines the rate of interest to be paid on the outstanding principal balance, as follows:

(A)	ABR Borrowing. All ABR Loans are denominated in U.S. Dollars. Under an ABR loan, we will pay interest at the Alternate Base Rate plus the Applicable Rate.

(1)

Alternate Base Rate. The Alternate Base Rate is generally the greatest of (a) the Prime Rate last quoted by The Wall Street Journal as the “prime rate” in the United States; (b) the NYFRB Rate, which is the greater of (i) the rate based on federal funds transactions by depository institutions and published as the Federal Funds Effective Rate by the Federal Reserve Bank of New York, or (ii) the Overnight Bank Funding Rate published by the Federal Reserve Bank of New York; each in effect for such day, plus 1/2 of 1%; or (c) the Adjusted LIBO Rate for a one month Interest Period, which is the LIBO Screen Rate multiplied by the Statutory Reserve Rate (meaning a fraction with a numerator of 1, and a denominator of 1 minus the aggregate of the applicable maximum reserve percentages established by the Federal Reserve Board to which JPMorgan is subject), plus 1%.

(2)	Applicable Rate. The Applicable Rate equals an ABR Spread based on the higher of S&P and Moody’s credit ratings of our senior unsecured long-term debt. The ABR Spread is currently 0.250% per annum.

(B)	Fixed Rate Borrowing. Under a Fixed Rate loan, we will pay interest at the Adjusted Fixed Rate for the Interest Period and Agreed Currency plus the Applicable Rate.

(1)

Adjusted Fixed Rate. The Adjusted Fixed Rate is generally defined as follows: for any Fixed Rate Borrowing denominated in (a) U.S. Dollars, an interest rate equal to the LIBO Screen Rate for the Interest Period, multiplied by the Statutory Reserve Rate (as defined above); (b) Euros, an interest rate equal to the EURIBOR Screen Rate for the Interest Period, multiplied by the Statutory Reserve Rate (as defined above); (c) Canadian Dollars, an interest rate equal to the CDOR Screen Rate for the Interest Period, multiplied by the Statutory Reserve Rate (as defined above); and (d) Mexican Pesos, an interest rate equal to the Equilibrium Interbank Interest Rate for a 28 day period determined by Banco de Mexico and published in the Mexican Official Gazette; provided, if the LIBO Screen Rate, EURIBOR Screen Rate, CDOR Screen Rate or Equilibrium Interbank Interest Rate is not available, then the interest rate will be an interpolated or alternative rate determined by JPMorgan. In the event that the LIBO Screen rate, EURIBOR Screen Rate, CDOR Screen Rate or Peso Rate shall be less than 0.00%, such rate shall be deemed to be 0.00%.

(2)	Applicable Rate. The Applicable Rate equals a Fixed Spread based on the higher of S&P and Moody’s credit ratings of our senior unsecured long-term debt. The Fixed Spread is currently 1.250% per annum.

(C)	RFR Borrowing. Under a RFR loan, we will pay interest at the applicable Daily Simple RFR for the Interest Period plus the Applicable Rate.

(1)

Daily Simple RFR. The Daily Simple RFR is generally the interest rate equal to the greater of (a) for any RFR loan denominated in (i) British Pounds Sterling, the Sterling Overnight Index Average published by the Bank of England on a specified date; (ii) Swiss Francs, the Swiss Average Rate Overnight published by the SIX Swiss Exchange AG on a specified date; and (b) 0.00%.

(2)	Applicable Rate. The Applicable Rate equals the RFR Spread based on the higher of S&P and Moody’s credit ratings of our senior unsecured long-term debt. The RFR Spread is currently 1.250%.

(D)

Dollar Swingline Loans. Under a Dollar Swingline loan (which may be, but is not required to be made by JPMorgan, as Swingline Lender, usually for short-term administrative convenience in U.S. Dollars on same day notice) we would pay interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate for an ABR Borrowing.

(E)	Competitive Loans. Under a Competitive Loan, we will pay interest at a rate equal to a competitive variable or fixed rate accepted by us.

Payment of Interest and Principal. The Company is required to (a) periodically pay accrued interest on any outstanding principal balance under the Revolving Facility at time intervals based upon the selected interest rate and the selected Interest Period, and (b) pay the outstanding principal of the Revolving Facility upon the maturity date. We can also repay the outstanding principal prior to maturity, except for loans denominated in Mexican Pesos. Also, regarding certain fixed rate borrowing, (other than RFR loans), if, among other things, we repay the outstanding principal prior to maturity, we must pay applicable break funding payments (which roughly equate to the Lenders’ lost interest income).

Letters of Credit. Our ability to borrow under the Revolving Facility is reduced by the amount of outstanding Letters of Credit issued pursuant to the Credit Agreement. The amount of Letters of Credit is limited to $125 million. As of the date hereof, there are no Letters of Credit outstanding under the Credit Agreement.

Company Covenants. The Credit Agreement is unsecured, but contains restrictive covenants which, among other things, limit (a) as of the last day of each fiscal quarter, our Leverage Ratio of (i) Consolidated Funded Indebtedness minus the lesser of: (A) Unrestricted Cash, or (B) $750 million to (ii) Consolidated EBITDA for the four consecutive trailing quarters, such ratio not being greater than 3.50 to 1.00, provided, however, subject to certain limitations, if the Company has made a Material Acquisition in any fiscal quarter, at the Company’s election, the maximum Leverage Ratio shall be 4.00 to 1.00 for the fiscal quarter during which such Material Acquisition is consummated and the next three fiscal quarters; (b) the principal amount of Secured Debt to 15% of Consolidated Total Assets, and (c) our ability to sell, lease, transfer or dispose of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than products sold in the ordinary course of business) at any given point in time.

Acceleration of Indebtedness. Subject to certain customary cure periods, the Credit Agreement provides that if we breach any representation or warranty, do not comply with any covenant, fail to pay principal, interest or fees in a timely manner, or if any Event of Default (as defined in the Credit Agreement) otherwise occurs, then the Credit Agreement may be terminated, and the Required Lenders may declare all outstanding Indebtedness under the Credit Agreement to be due and immediately payable.

The foregoing is only a summary of certain terms of the Credit Agreement and is qualified in its entirety by reference to the Amendment Agreement adopting the Fourth Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

JPMorgan, the other listed Lenders and their affiliates have provided, from time to time, and continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Amendment Agreement adopting the Fourth Amended and Restated Credit Agreement, dated as of September 30, 2021 among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the Lenders named therein.

10.2	Amendment No. 1 to the Third Amended and Restated Credit Agreement, dated May 6, 2020 among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the Lenders named therein, filed May 7, 2020 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.3	Third Amended and Restated Credit Agreement, dated as of December 12, 2018 among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the Lenders named therein, filed December 14, 2018 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline XBRL document)

101.SCH*	Inline XBRL Taxonomy Extension Schema

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (embedded within the inline XBRL document contained in Exhibit 101)

*	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: October 1, 2021	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President – General Counsel & Secretary